EXHIBIT 99.1
Press release dated June 18, 2010

GEOGLOBAL ANNOUNCES AWARD OF OIL & GAS LICENSES IN ISRAEL

Calgary, Alberta, Canada, June 18, 2010 – GeoGlobal Resources Inc. (GeoGlobal or the Company) (NYSE/Amex: GGR) announces that the Israel Ministry of National Infrastructure (MNI) has approved the transfer and registration to a consortium, in which GeoGlobal has a 5% participating interest and has been designated as Operator, of two deepwater offshore licenses known as 347 “Mira” and 348 “Sara”.

The “Mira” and “Sara” licenses are located in the Lavantine Basin which is located approximately 25 miles off the western coast of Israel in the Mediterranean Sea in waters approximately 1,400 meters deep.  The Sara license covers an area of approximately 404 square kilometers (156 square miles) and the Mira license covers an area of approximately 396 square kilometers (153 square miles).  With the approval of the transfer, the licenses are now held by a consortium of owners comprising of GeoGlobal (5% participating interest and Operator), Bontan Corporation Inc.’s majority owned Israel Petroleum Company, Limited (13.609% participating interest), Tel Aviv based Emanuelle Energy Ltd. (48.322% participating interest), IDB-DT Energy (2010) Ltd. (24.282% participating interest) and PetroMed Corp (8.787% participating interest).

In May, 2010, GeoGlobal and the owner-transferees of the licenses entered into an agreement to transfer 5% of the participating interest to GeoGlobal in consideration for the payment of $1.2 million in both the “Mira” and “Sara” licenses.  GeoGlobal also has an option to acquire up to an additional 5% participating interest in these two licenses from the consortium for a further consideration of $1,200,000, subject to certain terms and conditions.  GeoGlobal has agreed to split the resulting 10% interest with Adira Energy Ltd.

“The approval for the transfer of Operatorship of the Mira and Sara licenses is an extremely exciting opportunity for GeoGlobal” stated Jean Paul Roy, President and CEO of the Company.  “This provides us with the ability to not only prove ourselves as an operator, but will allow us to execute the technical plans that our team develops.  We are looking forward to our relationship with our partners in Israel and for the opportunity to demonstrate that we have a strong technical team in place who will bring significant experience and expertise to the exploration of oil and gas within Israel.”

About GeoGlobal
GeoGlobal Resources Inc., headquartered in Calgary, Alberta, Canada, is a US publicly traded oil and gas company, which, through its subsidiaries, is engaged in the pursuit of petroleum and natural gas through exploration and development in India and Israel. The Company has been focused on the development of high potential exploration targets in the Krishna Godavari, Cambay, Deccan Syneclise, and Rajasthan basin areas in India.

Cautionary Statement to Investors
This press release contains statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of GeoGlobal Resources Inc., its directors, or its officers with respect to the oil and gas exploration, development and drilling activities being conducted and intended to be conducted and the outcome of those activities on the exploration blocks in which the Company has an interest. The company updates forward-looking information related to operations, production and capital spending on a quarterly basis and updates reserves, if any, on an annual basis.

The Company’s forward looking statements include, among others, its statements and estimates as to:
•  the likelihood that recoverable hydrocarbon reserves may exist in the geographic areas in which the Company has an interest and the quantity, if any, of those reserves and when, if ever, the Company may realize revenues from any reserves that are established,
•  the cost and likelihood of success of the parties in fulfilling the work commitments under the production sharing and other contracts to which the Company is a party,
•  the timing of activities under the production sharing and other contracts and the ability of the related work commitments to be fulfilled and completed within the times contemplated by the production sharing and other contracts,
•  the availability of drilling rigs, personnel and other services and equipment at acceptable and reasonable prices to fulfill the work commitments,
•  the ability of those drilling rigs to perform to meet expectations in the temperature, pressure and depth conditions to which they are subjected,
• the ability of the operator under the production sharing and other contracts to complete successful wells and to market and deliver any hydrocarbons produced, and
• the availability of funds in the amounts required and at the times required to fulfill the Company’s participation interest obligations in pursuing these exploration activities and the Company’s ability to obtain in a timely manner all required consents, waivers and extensions from a governmental regulatory body as and when required to maintain compliance with the Company’s production sharing and other contract.

There can be no assurance as to the outcome of these activities that are described as forward looking. Investors are cautioned that any such forward-looking statements are not guarantees of the success of the Company's oil and gas exploration, development and drilling activities or the commercially productive success of any of its wells, all of which involve risks and uncertainties. The exploration blocks in which the Company has an interest are highly speculative exploration opportunities and pursuing the development of the exploration blocks involves material risks to the Company and its investors.  Additional risks and uncertainties may arise out of seeking to do business overseas where political and other world events may disrupt the Company's plans, intentions and expectations.  There can be no assurance that GSPC may not be successful in its efforts to obtain payment from the Company on account of exploration costs it has expended on the KG Offshore Block for which it asserts the Company is liable or that efforts to resolve the differences between the Company and GSPC relating to this issue can be resolved amicably. The Company’s PSCs relating to its India exploration blocks provide that by the end of each phase of exploration, the contracting parties shall have fulfilled certain specified minimum work commitments. The PSCs also have provisions for termination of the PSC on account of various reasons specified therein including material breach of the contract. This failure to timely complete the minimum work commitment may be deemed to constitute such a breach. The termination of a PSC by the GOI would result in the loss of the Company’s interest in the PSC other than contract areas of the PSC determined to encompass "commercial discoveries". In the event a PSC is terminated by the GOI, or in the event the work program is not fulfilled by the end of the relevant exploration phase, the PSC provides that each party to the PSC is to pay to the GOI its participating interest share of an amount which is equal to the amount that would be required to complete the minimum work program for that phase. Although GSPC, on behalf of the contracting parties, is seeking relief under GOI procedures from the consequences of failure to timely complete these minimum work commitments, there can be no assurance that these efforts will be successful in that regard.

Additional important risk factors are described in the Company's periodic reports filed with the Securities and Exchange Commission, including the Company's annual report on Form 10-K and quarterly reports on Form 10-Q.  The filings may be viewed at http://www.sec.gov and www.sedar.com.

For further information contact:
GeoGlobal Resources Inc.	The Equicom Group
Allan J. Kent, Executive VP and CFO	Dave Feick, Managing Director, Western Canada
Carla Boland, Investor Relations and Corporate Affairs Phone: +1 403 777-9253 Email: info@geoglobal.com Fax: +1 403 777-9199 Website: www.geoglobal.com	Phone: +1 403 218-2839 Fax: +1 403 218-2830 Email: dfeick@equicomgroup.com